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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Koger Equity, Inc. on Form S-3 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Jacksonville, Florida

October 14, 1997